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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 6, 2007

DATAJUNGLE SOFTWARE INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-05996	91-0835748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hines Road, Suite 202, Ottawa, Ontario, Canada	K2K 3C7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (613) 254-7246

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 3.02 Unregistered Sales of Equity Securities

On July 6, 2007, DataJungle Software Inc. (the “Company”) received $250,000 pursuant to a 10% convertible note (“Note”) maturing on July 5, 2009. The Note bears interest at the rate of 10% per annum payable quarterly and interest will not be paid until requested by the holder.  At the option of the Company, interest can be paid in either cash or shares of common stock of the Company calculated at a 10% discount to the average closing price of the Company’s common stock for ten trading days prior to the date interest is due to the holder.  The holder can convert the Note together with accrued interest at any time into restricted shares of common stock of the Company at a conversion price of $0.13 per share.  In addition, the Company issued 750,000 restricted shares of its common stock to the holder, pursuant to the terms of the Note.

These transactions were exempt pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

DataJungle Software Inc.

/s/ Edward Munden

_______________________________

Edward Munden, Chairman of the Board,

CEO, President

Date: July 12, 2007